Exhibit 3.58

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CLEVELAND TENNESSEE HOSPITAL COMPANY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF AUGUST, A.D. 2008, AT 5:37 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “MARTIN HOME CARE SERVICES, LLC” TO “CLEVELAND TENNESSEE HOSPITAL COMPANY, LLC”, FILED THE SIXTEENTH DAY OF OCTOBER, A.D. 2008, AT 6:13 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF JANUARY, A.D. 2009, AT 12:49 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF JANUARY, A.D. 2009, AT 11:59 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “CLEVELAND TENNESSEE HOSPITAL COMPANY, LLC”.

/s/ Jeffrey W. Bullock
4589625 8100H	Jeffrey W. Bullock. Secretary of State
111140645	AUTHENTICATION: 9119171
DATE: 10-27-11

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Martin Home Care Services, LLC.
.
•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington (New Castle County). The name of its Registered agent at such address is Corporation Service Company.
.
•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Martin Home Care Services, LLC this 19 day of August                 , 2008.

BY:	/s/ Robin J. Keck
Authorized Person(s)

NAME:	Robin J. Keck, Organizer
Type or Print

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:54 PM 08/19/2008
FILED 05:37 PM 08/19/2008
SRV 080885207 – 4589625 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:42 PM 10/16/2008
FILED 06:13 PM 10/16/2008
SRV 081044997 – 4589625 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Martin Home Care Services, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

First: The name of the limited liability company is Cleveland Tennessee Hospital Company, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16 day of October, A.D. 2008.

By:	/s/ Robin J. Keck
Authorized Person(s)

Name:	Robin J. Keck
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:49 PM 01/30/2009
FILED 12:49 PM 01/30/2009
SRV 090086215 – 4589625 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation_Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company, organized and existing under and by virtue of the Delaware Limited Liability Company Act, DOES HEREBY CERTIFY:

FIRST: The name and state of domicile of each of the constituent entities of the merger are as follows:

Name of Entity	Type of Entity	Domicile
National Healthcare of Cleveland, Inc.	Corporation	Delaware
Cleveland Tennessee Hospital Company, LLC	Limited Liability Company	Delaware

SECOND: The name of the surviving limited liability company is Cleveland Tennessee Hospital Company, LLC, a Delaware limited liability company (the “Surviving Entity”), and the name of the corporation being merged into the Surviving Entity is National Healthcare of Cleveland, Inc. (the “Merging Corporation”).

THIRD: The Agreement and Plan of Merger (the “Agreement of Merger”) between the parties to the merger has been approved, adopted, certified, executed and acknowledged by the Surviving Entity and the Merging Corporation.

FOURTH: The merger is to become effective as of 11:59 p.m. on January 31, 2009.

FIFTH: The executed Agreement of Merger is on file at 2305 Chambliss Avenue NW, Cleveland, Tennessee 37311, the place of business of the Surviving Entity.

SIXTH: A copy of the Agreement of Merger will be furnished by the Surviving Entity on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

[THIS SPACE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Cleveland Tennessee Hospital Company, LLC, the surviving limited liability company, has caused this Certificate of Merger to be signed by the undersigned authorized person on this 29th day of January, 2009.

CLEVELAND TENNESSEE HOSPITAL COMPANY, LLC

By:	/s/ Rachel A. Seifert
Rachel A. Seifert, Senior Vice President